UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     November 7, 2012

     MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive Suite 150
Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                 (901) 753-3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective October 26, 2012, Kent A. McKee (“Mr. McKee”) stepped down as the Executive Vice President and Chief Financial Officer of Mueller Industries, Inc. (the “Company”) to pursue other opportunities.

In connection with his separation, on November 7, 2012, Mr. McKee entered into a separation agreement (the “Separation Agreement”) with the Company, pursuant to which Mr. McKee has agreed to remain available to provide transition assistance to the Company through the filing of the Company’s annual report on Form 10-K for the fiscal year ending December 29, 2012.  In consideration for these services and the covenants and release described below, Mr. McKee will be entitled to: (i) continued payment of his base salary of $414,544 per annum through July 28, 2014; (ii) payment of an annual bonus in respect of the 2012 fiscal year in an amount to be determined in accordance with the terms of the Company’s 2012 annual bonus plan, to be paid at such time as annual bonuses in respect of the 2012 fiscal year are paid to other senior executives of the Company; (iii) payment of an amount equal to $496,909, to be paid at such times as annual bonuses in respect of the 2013 fiscal year are paid to other senior executives of the Company; (iv) continued vesting of unvested options to purchase shares of the Company’s common stock, par value $0.01 per share (“Options”) and unvested shares of restricted common stock previously granted; (v) continued exercisability of vested Options until the earlier of (A) the expiration date of the Options as set forth in the applicable award agreements (without regard to his termination), or (B) October 30, 2015; and (vi) to the extent permitted by applicable law, payment of an amount equal to his monthly COBRA premium cost for up to eighteen (18) months.

The Separation Agreement contains customary noncompete and nonsolicit covenants that will apply through July 28, 2014 and a customary general release of claims in favor of the Company and its affiliates.

The description of the Separation Agreement set forth herein is qualified in its entirety by the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits:

10.1           Separation Agreement by and between the Company and Kent A. McKee, dated November 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.
Dated: November 7, 2012	By: /s/ Gary C. Wilkerson
Name: Gary C. Wilkerson
Title: Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Separation Agreement by and between the Company and Kent A. McKee, dated November 7, 2012.